Exhibit 10.01

ISSUING AND PAYING AGENCY AGREEMENT

The Bank of New York

101 Barclay Street, Floor 8 West

New York, New York 10286

Attn: Corporate Trust Administration

Re: Cardinal Health, Inc.

Ladies and Gentlemen:

This letter sets forth the understanding between you and Cardinal Health, Inc. (the “Company”), whereby you have agreed to act (a) as depositary for the safekeeping of certain notes of the Company which may be issued and sold in the United States commercial paper market (the “CP Notes”; such CP Notes when issued in book-entry form being hereinafter referred to as “Book-Entry CP Notes” and when issued in the form of certificated promissory notes being hereinafter referred to as the “Certificated CP Notes”), (b) as issuing agent on behalf of the Company in connection with the issuance of the CP Notes, (c) as paying agent to undertake certain obligations to make payments in respect of the CP Notes, and (d) as depositary to receive certain funds on behalf of the Company, as set forth herein. You have executed or will promptly hereafter execute a Letter of Representations (the “Letter of Representations”, which term shall include the procedures referred to therein) with the Company and The Depository Trust Company (“DTC”) and a Certificate Agreement (the “Certificate Agreement”) with DTC which establish or will establish, among other things, the procedures to be followed by you in connection with the issuance and custody of Book-Entry CP Notes.

This letter (the “Agreement”) will govern your rights, powers and duties as such depositary, issuing agent and paying agent for the CP Notes and no implied covenants and obligations shall be read into this Agreement or any other agreement against you.

1. Appointment of Agent. The Company hereby appoints you and you hereby agree to act, on the terms and conditions specified herein and in the Letter of Representations and Certificate Agreement, as depositary, issuing and paying agent for the CP Notes. The CP Notes will be sold through such commercial paper dealers and/or placement agents as the Company shall have notified you in writing from time to time (collectively, the “Dealers”). The Dealers currently are Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

2. Supply of CP Notes.

(a) The Company will from time to time to the extent it determines to issue Certificated CP Notes, furnish to you an adequate supply of CP Notes. Certificated CP Notes, if any, shall be in substantially the form agreed upon by the Company and you and shall be serially numbered and shall have been executed by manual or facsimile signature of an Authorized Representative (as hereafter defined), but shall otherwise be uncompleted. Book-Entry CP Notes shall be substantially in the form attached to the Letter of Representations attached hereto as Exhibit A and shall be represented by one or more master notes (“Master Note” or “Master Notes”) which shall be executed by manual or facsimile signature by an Authorized Representative in accordance with the Letter of Representations. Pending receipt of instructions pursuant to this Agreement, you will hold the Certificated CP Notes and Master Note(s) in safekeeping for the account of the Company or DTC, as the case may be, in accordance with your customary practice and the requirements of the Certificate Agreement.

(b) Each Certificated CP Note or Master Note delivered to you shall be accompanied by a letter from the Company, as the case may be, identifying the Certificated CP Note or Master Note(s) transmitted therewith, and you shall acknowledge receipt of such Certificated CP Note(s) or Master Note(s) on the copy of such letter or pursuant to some other form of written receipt deemed appropriate by you at the time of delivery to you of such Certificated CP Note(s) or Master Note(s). Pending the issuance of Certificated CP Notes as provided in Section 4 hereof, all Certificated CP Notes and Master Note(s) delivered to you shall be held by you for the account of the Company or DTC, as the case may be, for safekeeping in accordance with your customary practice and the requirements of the Certificate Agreement.

3. Authorized Representatives.

(a) With the delivery of this Agreement, the Company is furnishing to you, and from time to time thereafter may furnish to you, and shall furnish to you upon your request, certificates (“Incumbency Certificates”) of a responsible officer of the Company certifying the incumbency and specimen signatures of officers or agents of the Company authorized to execute CP Notes on behalf of the Company by manual or facsimile signature and/or to take other action hereunder on behalf of the Company (each an “Authorized Representative”); such certificate shall also authorize you to deal with representatives of Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (each a “Dealer Representative”). Until you receive a subsequent incumbency certificate of the Company, you are entitled to conclusively rely on the last such certificate delivered to you for purposes of determining the Authorized Representatives. You shall not have any responsibility to the Company to determine by whom or by what means a facsimile signature may have been affixed on the CP Notes, or to determine whether any facsimile or manual signature resembles the specimen signature(s) filed with you by a duly authorized officer of the Company. Any CP Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Company after the authentication thereof by you notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such CP Note is countersigned or delivered to you.

(b) Upon your receipt of this Agreement, and from time to time thereafter as you choose or upon request by the Company, you shall deliver a certificate (a “Certificate of Designation”) certifying the incumbency and specimen signatures of your designated signers (“Designated Officers”) who are authorized to receipt for and authenticate CP Notes, and deliver CP Notes. Until the Company shall receive a subsequent Certificate of Designation, or unless an

Authorized Representative shall have received written notice of the lack of authority of any individual, the Company may rely on the last such Certificate of Designation delivered to it.

4. Completion, Authentication and Delivery of CP Notes.

(a) From time to time during the term of this Agreement and subject to the terms and conditions hereof, and upon your timely receipt of written or telecopy instructions, notice transmitted directly to your computers or in such manner as you then employ as your normal business practice (collectively, “Instructions”), not later than 1:00 p.m., New York City time, on a day on which you are open for business (a “Business Day”), from an Authorized Representative or a Dealer Representative, on the date of issuance of any Certificated CP Notes (in the case of instructions from an Authorized Representative, a copy of such instructions shall be sent to the Dealer Representative by said Authorized Representative) you shall withdraw the respective Certificated CP Notes from safekeeping and in accordance with the Instructions so received, take the following actions with respect to each such Certificated CP Note:

(i) date each such Certificated CP Note the date of issuance thereof (which shall be a Business Day) and insert the maturity date thereof (provided that the Authorized Representative or Dealer Representative shall ensure that such date is a Business Day and that it shall not be more than 364 days from the date of issue and that the aggregate principal amount of CP Notes outstanding shall not exceed $1,000,000,000) and the face amount (provided that the Authorized Representative or the Dealer Representative shall ensure that such face amount is not less than $250,000) thereof in figures;

(ii) authenticate (by countersigning) each such Certificated CP Note in the appropriate space provided thereon; and

(iii) deliver in the Borough of Manhattan south of Chambers Street each such Certificated CP Note to the Dealer, or the consignee, if any, designated by such Authorized Representative or Dealer Representative for the account of the Dealer against Payment in immediately available funds of the principal amount of CP Notes.

(b) In the case of Book-Entry CP Notes, from time to time during the term of this Agreement and subject to the terms and conditions hereof, and upon your timely receipt of written or telecopy instructions, notice transmitted directly to your computers or in such a manner as you then employ as your normal business practices, not later than 1:00 p.m., New York City time, in the case of Book-Entry CP Notes, on a Business Day, from an Authorized Representative or a Dealer Representative, on the date of issuance of any Book-Entry CP Notes (in the case of instructions from an Authorized Representative, a copy of such instructions shall be sent to the Dealer Representative by said Authorized Representative) you shall give issuance instructions for the issuance of Book-Entry CP Notes to DTC in a manner set forth in, and take other actions as are required by, the Letter of Representations and the Certificate Agreement. Instructions for the issuance of Book-Entry CP Notes shall include the following information with respect to each Book-Entry CP Note:

(i) the date of issuance of each such Book-Entry CP Note (which shall be a Business Day);

(ii) the maturity date of each such Book-Entry CP Note (provided that the Authorized Representative or Dealer Representative shall ensure that such date is a Business Day and that it shall not be more than 364 days from the date of issue); and

(iii) the face amount (provided that the Authorized Representative or the Dealer Representative shall ensure that such face amount is not less than $250,000) in figures.

(c) You shall send a report (by telecopy or other means permitted hereunder) to the Company on a monthly basis of your issuance of CP Notes under this Section 4, including the maturity date and face amounts of each CP Note issued.

(d) Instructions given must be received by you by 1:00 p.m., New York City time, for physical issuance and 1:00 p.m., New York City time, for book-entry issuance, New York time, if the CP Note(s) are to be delivered the same day. Telephone instructions shall be confirmed in writing the same day.

(e) The Company understands that although you have been instructed to deliver CP Notes against payment, delivery of CP Notes may, in accordance with the custom prevailing in the commercial paper market, be made before receipt of payment in immediately available funds. Therefore, once you have delivered a CP Note to a Dealer or its agent as provided herein, the Company shall bear the risk that a Dealer or its agent fails to remit payment for the CP Note to you. You shall have no liability to the Company for any failure or inability on the part of the Dealer to make payment for CP Notes. Nothing in this Agreement shall require you to purchase any CP Note or expend your own funds for the purchase price of a CP Note or CP Notes.

(f) Except as may otherwise be provided in the Letter of Representations, if at any time the Company instructs you to cease issuing Certificated CP Notes and to issue only Book-Entry CP Notes, you agree that all CP Notes will be issued as Book-Entry CP Notes and that no Certificated CP Notes shall be exchanged for Book-Entry CP Notes unless and until you have received written instructions from an Authorized Representative (any such instructions from a Dealer Representative shall not be sufficient for this purpose) to the contrary.

(g) It is understood that you are not under any obligation to assess or review the financial condition or credit worthiness of any person to or for whose account you deliver a CP Note pursuant to instructions from an Authorized Representative or Dealer Representative or to advise the Company as to the results of any such appraisal or investigation you may have conducted on your own or of any adverse information concerning any such person that may in any way have come to your attention.

(h) It is understood that DTC may request the delivery of Certificated CP Notes in exchange for Book-Entry CP Notes upon the termination of DTC’s services pursuant to the DTC Letter of Representations. Accordingly, upon such termination, you are authorized to complete and deliver Certificated CP Notes in partial or complete substitution for Book-Entry CP Notes of the same face amount and maturity as requested by DTC. Upon the completion or delivery of any such Certificated CP Note, you shall annotate your records regarding the Master Note with respect to such Book-Entry CP Notes to reflect a corresponding reduction in the face amount of the outstanding Book-Entry CP Notes. Your authority to so complete and deliver such Certificated CP Notes shall be irrevocable at all times from the time a Book-Entry CP Note is purchased until the indebtedness evidenced thereby is paid in full.

(i) If you shall receive instructions (confirmed in writing in accordance with this Agreement) from the Company not to issue or deliver CP Notes, until revoked in writing or superseded by further written instructions from the Company, you shall not issue or deliver CP Notes, provided, however, that, notwithstanding contrary instructions from the Company, you shall be required to deliver CP Notes in respect of agreements for the sale of CP Notes concluded by an Authorized Representative or Dealer Representative prior to receipt by the Authorized Representative or Dealer Representative of notice of such instructions from the Company, which the Authorized Representative or Dealer Representative shall be required to confirm to you in writing prior to your delivery of the CP Notes. For purposes of this Section (i), you may rely on written notice given or delivered to you by an Authorized Representative or Dealer Representative as to whether any particular CP Notes are to be issued in respect of such agreements concluded by such Authorized Representative or Dealer Representative, and you shall have no obligation to make any other or further investigation.

5. Proceeds of the Sale of the CP Notes. Contemporaneously with the execution and delivery of this Agreement, and for the purposes of this Agreement, you will establish an account designated as the AGL Capital Corporation Note Account in the Company’s name (the “Note Account”). On each day on which a Dealer or its agent receives CP Notes (whether through the facilities of DTC in the manner set forth in the Letter of Representations or by delivery in accordance with the provisions of this Agreement), all proceeds received by you in connection with such sale shall be credited in immediately available funds to the Note Account. From time to time, upon written instructions received by you from an Authorized Representative, you agree to transfer immediately available funds from the Note Account to any bank or trust company in the United States for the Company’s account.

6. Payment of Matured CP Notes.

(a) By 2:00 p.m., New York City time, on the date that any CP Notes are scheduled to mature, there shall have been transferred to you for deposit in the Note Account immediately available funds at least equal to the amount of CP Notes maturing on such date. When any matured CP Note is presented to you for payment by the holder thereof (which may, in the case of Book-Entry CP Notes held by you pursuant to the Certificate Agreement, be DTC or a nominee of DTC), payment shall be made from and charged to the Note Account to the extent funds are available in said account.

(b) Each CP Note presented to you for payment at or prior to 3:00 p.m., New York City time, on any Business Day at or after the maturity date of such CP Note shall be paid by you on the same day as such presentation (or if presented after 3:00 p.m., New York City time, on any such Business Day, then on the next succeeding Business Day) to the extent of funds available in the Note Account. Upon payment by you as aforesaid, you shall mark Certificated CP Note(s) presented as paid, cancel such Certificated CP Note(s) and dispose of such cancelled Certificated CP Notes in accordance with your customary procedures. After payment of any matured Book-Entry CP Note, you shall annotate your records to reflect the face amount of Book-Entry CP Notes outstanding in accordance with the Letter of Representations.

7. Representations and Warranties of the Company. The Company hereby warrants and represents to you, and, each request to issue CP Notes shall constitute the Company’s continuing warranty and representation, as follows:

(a) This Agreement is, and all CP Notes delivered to you pursuant to this Agreement will be, duly authorized, executed and delivered by the Company.

(b) The issuance and delivery of the CP Notes will not violate any state or Federal law and the CP Notes do not require registration under the Securities Act of 1933, as amended.

(c) This Agreement constitutes and the CP Notes, when completed, countersigned, and delivered pursuant hereto, will constitute, the Company’s legal, valid and binding obligations enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

(d) The Company is a corporation duly organized and validly existing under the laws of Ohio and no liquidation, dissolution, bankruptcy, windup or similar proceedings have been instituted with respect to the Company.

(e) The Company has, and at all relevant times has had, all necessary power and authority to execute, deliver and perform this Agreement and to issue the CP Notes.

(f) All actions on the part of the Company which are required for the authorization of the issuance of the CP Notes and for the authorization, execution, delivery and performance of this Agreement do not require the approval or consent of any holder or trustee of any indebtedness or obligations of the Company.

(g) The issuance of CP Notes by the Company (i) does not and will not contravene any provision of any governmental law, regulation or rule applicable to the Company, and (ii) does not and will not conflict with, breach or contravene the provisions of any contract or other instrument binding upon the Company.

8. Reliance on Instructions. Except as otherwise set forth herein, you shall incur no liability to the Company or any Dealer Representative in acting hereunder upon telephonic or other instructions or notices contemplated hereby which you reasonably believed in good faith to have been given by an Authorized Representative or a Dealer Representative, as the case may be. In the event a discrepancy exists with respect to such instructions, the telephonic instructions as recorded by you will be deemed the controlling and proper instructions, unless such instructions are required by this Agreement to be in writing or have not been recorded by you as contemplated by the next sentence. It is understood that all telephonic instructions may be recorded by you and the Company hereby consents to such recording.

9. Cancellation of CP Notes. You will in due course cancel Certificated CP Note(s) presented for payment, and dispose of such cancelled Certificated CP Note(s) in accordance with your customary procedures. After payment of any matured Book-Entry CP Note, you shall annotate your records to reflect the face amount of Book-Entry CP Notes outstanding in accordance with the Letter of Representations. Promptly upon the written request of the Company, you agree to cancel and return to the Company all unissued Certificated CP Notes in your possession at the time of such request.

10. Notices; Addresses.

(a) All communications by or on behalf of the Company or a Dealer, by telephone or otherwise, relating to the completion, delivery or payment of the CP Note(s) are to be directed to you.

(b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing (which may be by facsimile) and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Company, at:

7000 Cardinal Place

Dublin, Ohio 43017

Attention: Treasury

Facsimile No.: 614-652-4304

Telephone No.: 614-757-7650

If to you at:

The Bank of New York

101 Barclay Street, Floor 8 West

New York, New York 10286

Attention: Corporate Trust Administration

Facsimile No.: (212) 815-5707

(c) In any case where it is provided in this Agreement that a copy of any instruction, demand or other notice is to be delivered to a Dealer, such copy shall be delivered to the Dealer at the address set forth below by the same means as the original thereof shall have been given, provided that the failure of such copy to be given to any Dealer shall not invalidate or adversely affect the original thereof:

Dealer:

Banc of America Securities LLC

600 Montgomery Street

CA5-801-15-31

San Francisco, CA 94111

Attention: Money Market Finance, Manager

Phone: (415) 913-3689

Fax: (415) 913-6288

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Attention: Money Market Origination

Phone: (212) 902-6181

Fax: (212) 902-0683

J.P. Morgan Securities Inc.

Investor Marketing

Short-Term Fixed Income Division

270 Park Avenue, 8th Floor

New York, NY 10017

Phone: (212) 834-5071

Fax: (212) 834-6172

Wachovia Capital Markets, LLC

Debt Capital Markets

301 South College Street

Charlotte, NC 28202-0602

Phone: (704) 715-8316

Fax: (704) 383-0661

Notices shall be deemed delivered when received at the address specified above. For purposes of this Section 10, “when received” shall mean actual receipt (i) of an electronic communication by a telecopier or issuance system specified in or pursuant to this Agreement; (ii) of an oral communication by any person answering the telephone in the office of the individual or department specified in or pursuant to this Agreement; or (iii) of a written communication hand-delivered at the office specified in or pursuant to this Agreement.

11. Liability. Neither your nor your officers, employees or agents shall be liable for any act or omission hereunder, except in the case of gross negligence or willful misconduct as described in Section 12 herein. Your duties and obligations and those of your officers and employees shall be determined by the express provisions of this Agreement, the Letter of

Representations and the Certificate Agreement (including the documents referred to therein), and you and your officers, employees and agents shall be responsible for the performance of only such duties and obligations as are specifically set forth herein and therein, and no implied covenants shall be read into any such document against you or your officers, employees or agents. Neither you nor your officers, employees or agents shall be required to ascertain whether any issuance or sale of CP Note(s) (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement, ordinance, resolution or other undertaking or document to which the Company is a party or by which it or its property may be bound (whether or not you are a party to such other agreement).

12. Indemnity. The Company hereby agrees to indemnify and hold you, your employees and any of your officers and agents harmless, from and against, and you shall not be liable for, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature (including, without limitation, interest and reasonable attorneys’ fees, expenses, and the allocable costs of in-house legal services) arising out of or resulting from the exercise of your rights and/or the performance of your duties (or those of your agents and employees) hereunder; provided, however, that the Company shall not be liable to indemnify or pay you with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense that directly results from your gross negligence or willful misconduct or that of your officers or employees. The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by you upon telephonic or other electronically transmitted instructions (authorized herein) received by you from, or believed by you in good faith to have been given by, the proper person or persons. The provisions of this Section 12 shall survive (i) your resignation or removal hereunder and (ii) the termination of this Agreement.

13. Termination.

(a) This Agreement may be terminated at any time by either you or the Company by 15 days’ prior written notice to the other, provided that you agree to continue acting as issuing and paying agent hereunder until such time as your successor has been selected and has entered into an agreement with the Company to that effect. Such termination shall not affect the respective liabilities of the parties hereunder arising prior to termination.

(b) If no successor has been appointed within 30 days of such notice, you shall have the right to petition a court of competent jurisdiction for the appointment of a successor issuing and paying agent. You shall be reimbursed by the Company for any and all expenses in connection with any such petition and appointment.

(c) On the Business Day following the date of termination of this Agreement, you shall transfer all Certificated CP Notes in your possession to the successor Issuing and Paying Agent or to the Company, at the Company’s written request, and shall transfer to the Company all funds, if any, then on deposit in the Note Account.

14. Amendments and Modifications. No amendment, modification or waiver of any provision of this Agreement, nor any consent to any departure by any party from any provision hereof binding upon such party, shall be effective unless the same shall be in writing and signed by all the parties hereto.

15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, including successors by merger, and assigns; provided, however, that no party hereto may assign any of its rights or obligations hereunder, except with the prior written consent of all the other parties hereto.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

17. Execution in Counterparts. This Agreement may be executed in any number of counterparts; each counterpart, when so executed and delivered, shall be deemed to be an original; and all of which counterparts, taken together, shall constitute one and the same agreement.

18. Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

19. Compensation and Expenses. The Company shall pay you from time to time following the execution of this Agreement such compensation for all services rendered by you hereunder as agreed in writing between you and the Company. The Company shall reimburse you upon your request for all expenses, disbursements and advances incurred or made by you in accordance with any provision of this Agreement (including the compensation and the expenses and disbursements of your agents, counsel and allocated costs of in-house counsel) except any expense or disbursement attributable to your gross negligence or willful misconduct. The provision of this Section 19 shall survive (i) your resignation or removal hereunder and (ii) the termination of this Agreement.

20. Miscellaneous.

(a) No provision of this Agreement shall require you to risk your own funds or otherwise incur any financial liability in the performance of any of your duties hereunder or in the exercise of any of your duties hereunder or in the exercise of any of your rights and powers hereunder.

(b) You may consult with counsel of your selection, and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you, in the absence of bad faith, gross negligence or willful misconduct on your part, in reliance on such advice or opinion.

(c) You make no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement or as to or for the validity or collectability of any obligation contemplated by this Agreement. You shall not be accountable for the use or application by any person of disbursements properly made by you in conformity with the provisions of this Agreement.

(d) You may conclusively rely and shall be protected in acting upon any document or writing presented to you hereunder and reasonably believed by you to be genuine and to have been signed and presented by an authorized person or persons.

(e) Your relationship with the Company is that of an agent and you shall not be deemed to be acting as a trustee under the terms of this Agreement.

[SIGNATURES BEGIN ON NEXT PAGE]

If the foregoing is acceptable to you, please indicate your agreement therewith by signing one or more counterparts of this Agreement in the space provided below, and returning such signed counterpart(s) to the Company, whereupon this letter when signed by you and the Company, will become a binding agreement among us.

Cardinal Health, Inc. as Issuer

/s/ Linda Harty
By: Linda Harty
Its: SVP and Treasurer

Agreed to and Accepted this 9th day of August, 2006 The Bank of New York, as Issuing and Paying Agent

By:	/s/ Louis P. Young
Its:	Vice President

Exhibit A

Letter of Representations

The Depository Trust Company

A Subsidiary of The Depository Trust & Clearing Corporation

Book-Entry-Only Corporate Commercial Paper

(Master Note) Program

Letter of Representations

(To be Completed by Issuer, Issuing Agent, and Paying Agent)

Cardinal Health, Inc.

[Name of Issuer]

The Bank of New York/1541

[Name and DTC Participant Number of Issuing Agent and Paying Agent]

August 7, 2006

[Date]

Attention: Underwriting Department

The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Re:	Cardinal Health, Inc.
Commercial Paper Program Exempt from Registration Under
Section 4(2) of the Securities Act of 1933
[Description of Program, including reference to the provision of the Securities Act of 1933, as amended, pursuant to which Program is exempt from registration.]

Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the issuance by Issuer from time to time of notes under its Commercial Paper program described above (the “Securities”). Issuing Agent shall act as issuing agent with respect to the Securities. Paying Agent shall act as paying agent or other such agent of Issuer with respect to the Securities. Issuance of the Securities has been authorized pursuant to a prospectus supplement, offering circular, or other such document authorizing the issuance of the Securities dated August 7, 2006.

Paying Agent has entered into a Money Market Instrument or Commercial Paper Certificate Agreement with The Depository Trust Company (“DTC”) dated as of August 7, 2006, pursuant to which Paying Agent shall act as custodian of a Master Note Certificate evidencing the Securities, when issued. Paying Agent shall amend Exhibit A to such Certificate Agreement to include the program described above, prior to issuance of the Securities.

To induce DTC to accept the Securities as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Securities, Issuer, Issuing Agent, and Paying Agent make the following representations to DTC:

1. The Securities shall be evidenced by a Master Note Certificate in registered form registered in the name of DTC’s nominee, Cede & Co., and such Master Note Certificate shall represent 100% of the principal amount of the Securities. The Master Note Certificate shall include the substance of all material provisions set forth in the DTC model Commercial Paper Master Note, a copy of which previously has been furnished to Issuing Agent and Paying Agent, and may include additional provisions as long as they do not conflict with the material provisions set forth in the DTC model.

2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants (“Participants”) or to any person having an interest in the Securities any information contained in the Master Note Certificate; and (b) acknowledges that neither DTC’s Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Master Note Certificate by virtue of submission of such Certificate to DTC.

3. For Securities to be issued at a discount from the face value to be paid at maturity (“Discount Securities”), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of two basic six-character CUSIP numbers (each of which uniquely identifies Issuer and two years of maturity dates for the Discount Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Discount Securities based on the maturity year of the Discount Securities and will be perpetually reassignable in accordance with DTC’s Procedures, including DTC’s Final Plan for DTC Money Market Programs and DTC’s Issuing/Paying Agent General Operating Procedures for Corporate Commercial Paper (the “MMI Procedures”), a copy of which previously has been furnished to Issuing Agent and Paying Agent.

For Securities to be issued at face value with interest to be paid at maturity only or periodically (“Interest Bearing Securities”), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of approximately 900 nine-character numbers (the basic first six characters of which are the same and uniquely identify Issuer and the Interest Bearing Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Interest Bearing Securities. At any time when fewer than 100 of the CUSIP numbers on such list remain unassigned, Issuer or Issuing Agent shall promptly obtain from the CUSIP Service Bureau an additional written list of approximately 900 such numbers.

4. When Securities are to be issued through DTC, Issuing Agent shall notify Paying Agent and shall give issuance instructions to DTC in accordance with the MMI Procedures. The giving of such issuance instructions, which include delivery instructions, to DTC shall constitute: (a) a representation that the Securities are issued in accordance with applicable law; and (b) a confirmation that the Master Note Certificate evidencing such Securities, in the form described in paragraph 1, has been issued and authenticated.

5. All notices and payment advises sent to DTC shall contain the CUSIP number of the Securities.

6. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, federal, or foreign laws or regulations thereunder.

7. Notwithstanding anything set forth in any document relating to a letter of credit facility, neither DTC nor Cede & Co. shall have any obligations or responsibilities relating to the letter of credit facility, if any, unless such obligations or responsibilities are expressly set forth herein.

8. If issuance of Securities through DTC is scheduled to take place one or more days after Issuing Agent has given issuance instructions to DTC, Issuing Agent may cancel such issuance by giving a cancellation instruction to DTC in accordance with the MMI Procedures.

9. At any time that Paying Agent has Securities in its DTC accounts, it may request withdrawal of such Securities from DTC by giving a withdrawal instruction to DTC in accordance with the MMI Procedures. Upon DTC’s acceptance of such withdrawal instruction, Paying Agent shall reduce the principal amount of the Securities evidenced by the Master Note Certificate accordingly.

10. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer, Issuing Agent, or Paying Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC’s Reorganization Department, Proxy Unit no fewer than 15 calendar days in advance of such record date. If sent by telecopy, such notice shall be directed to (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC, such party shall confirm DTC’s receipt of such telecopy by telephoning (212) 855-5187. For information regarding such notices, telephone The Depository Trust and Clearing Corporation’s Proxy hotline at (212) 855-5191.

11. Paying Agent may override DTC’s determination of interest and principal payment dates, in accordance with the MMI Procedures.

12. Notice regarding the amount of variable interest and principal payments on the Securities shall be given to DTC by Paying Agent in accordance with the MMI Procedures.

13. All notices sent to DTC shall contain the CUSIP number of the Securities.

14. Paying Agent shall confirm with DTC daily, by CUSIP number, the face value of the Securities outstanding, and Paying Agent’s corresponding interest and principal payment obligation, in accordance with the MMI Procedures.

15. DTC may direct Issuer, Issuing Agent, or Paying Agent to use any other number or address as the number or address to which notices or payments may be sent.

16. Payments on the Securities, including payments in currencies other than the U.S. Dollar, shall be made by Paying Agent in accordance with the MMI Procedures.

17. In the event that Issuer determines that beneficial owners of the Securities shall be able to obtain certificated Securities, Issuer, Issuing Agent, or Paying Agent shall notify DTC of the availability of certificates. In such event, Issuer, Issuing Agent, or Paying Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

18. Issuer authorizes DTC to provide to Issuing Agent and/or Paying Agent listings of DTC Participants’ holdings, known as Security Position Reports (“SPRs”) with respect to the Assets from time to time at the request of Issuing Agent or Paying Agent. DTC charges a fee for such SPRs. This authorization, unless revoked by Issuer, shall continue with respect to the Assets while any Assets are on deposit at DTC, until and unless Issuing Agent and/or Paying Agent shall no longer be acting as Issuing and/or Paying Agent for Issuer. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Proxy Web Services are available at www.dtc.org. To register for or inquire about Proxy Web Services, telephone The Depository Trust and Clearing Corporation’s Proxy Hotline at (212) 855-5191.

19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer, Issuing Agent, or Paying Agent (at which time DTC will confirm with Issuer, Issuing Agent, or Paying Agent the aggregate amount of Securities outstanding by CUSIP number). Under such circumstances, at DTC’s request Issuer, Issuing Agent, and Paying Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

20. Nothing herein shall be deemed to require Issuing Agent or Paying Agent to advance funds on behalf of Issuer.

21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

24. Issuer represents that the Securities are not securities of an issuer that is listed on the Office of Foreign Asset Control (“OFAC”) issuer list distributed by the U.S. Department of the Treasury, or of an issuer that is incorporated in a country that is on the OFAC list of “pariah” countries.

25. Issuer, Issuing Agent and Paying Agent shall comply with the applicable requirements stated in DTC’s MMI Procedures, as they may be amended from time to time.

26. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

[The remainder of this page was intentionally left blank.]

Note:

Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfer of securities distributed through DTC, and certain related matters.
Very truly yours,

Cardinal Health, Inc.
[Issuer]

	By:	/s/ Linda S. Harty
[Authorized Officer’s Signature]

[Guarantor]

By:
[Authorized Officer’s Signature]

The Bank of New York
[Issuing Agent]

	By:	/s/ Louis P. Young
[Authorized Officer’s Signature]

The Bank of New York
[Paying Agent]

	By:	/s/ Louis P. Young
[Authorized Officer’s Signature]

Received and Accepted: THE DEPOSITORY TRUST COMPANY

cc:	Underwriter
Underwriter’s Counsel

SCHEDULE A

SAMPLE OFFERING DOCUMENT LANGUAGE

DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC – bracketed material may be applicable only to certain issues)

1. The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct and Indirect Participant through which the Beneficial Owner

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entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of

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redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

[9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]

10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

12. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

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Book-Entry-Only Corporate Commercial Paper

(Master Note) Program

EXHIBIT A

EXHIBIT A of Certificate Agreement dated as of	February 28, 1995,	, (year)

Between The Depository Trust Company and	The Bank of New York.
(“Custodian”)

Issuer Name	Program*	Master Note Date of Issuance**
Cardinal Health	Commercial Paper Program Exempt from Registration Pursuant to Section 4(2) of the Securities Act and/or Rule 506 thereunder	August 7, 2006

*	As applicable: (i) series; (ii) rank of indebtedness; and (iii) reference to the provision of the Securities Act of 1933, as amended, pursuant to which the Program is exempt from registration.

**	Date of issuance of master note, if the Program is a master note program or a combination master note and global certificates program; blank, if the Program is strictly a global certificates program.

5

The Depository Trust Company

A subsidiary of The Depository Trust & Clearing Corporation

CORPORATE COMMERCIAL PAPER – MASTER NOTE

August 7, 2006
(Date of Issuance)

Cardinal Health, Inc. (“Issuer”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or to registered assigns: (i) the principal amount, together with unpaid accrued interest hereon, if any, on the maturity date of each obligation identified on the records of Issuer (the “Underlying Records”) as being evidenced by this Master Note, which Underlying Records are maintained by The Bank of New York (“Paying Agent”); (ii) interest on the principal amount of each such obligation is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records; and (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified on the Underlying Records. Payments shall be made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and. binding obligation of Issuer.

Not Valid Unless Countersigned for Authentication by Paying Agent.

The Bank of New York		Cardinal Health, Inc.
(Paying Agent)		(Issuer)

By:	/s/ Louis P. Young	By:	/s/ Linda S. Harty
	(Authorized Countersignature)		(Authorized Signature)

(Guarantor)

By:
(Authorized Signature)

At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall not longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                               attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:
(Signature)

Signature(s) Guaranteed:	Notice: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.